EXHIBIT 10.47


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.




                             DISTRIBUTION AGREEMENT
                             ----------------------

     AGREEMENT dated as of October 18, 2002 between MATRITECH, INC., a Delaware corporation, having its principal place of business at 330 Nevada Street, Newton, Massachusetts 02460, U.S.A. ("MATRITECH") and CYTOGEN CORPORATION, a Delaware corporation having its principal place of business at 650 College Road East, Princeton, New Jersey 08540 ("CYTOGEN").

                                  INTRODUCTION
                                  ------------
     1. MATRITECH has developed a version of its NMP22(R)Test Kit for bladder cancer known as BladderChek(TM).

     2.   CYTOGEN   desires   to   become   the   exclusive    distributor   for
BladderChek(TM)within the Field in the Territory, as defined below.

     3. In consideration of the mutual covenants and promises contained in this Agreement and other good and valuable consideration, MATRITECH and CYTOGEN agree as follows:

                             ARTICLE I - DEFINITIONS
                             -----------------------

     As used in this Agreement, the following terms, whether used in the singular or plural, shall have the following meanings:

     1.1 "Affiliate" means, with respect to any entity, any corporation, company, partnership, joint venture and/or firm which controls, is controlled by or is under common control with such entity. For purposes of this Section 1.1, "control" shall mean (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares entitled to vote for the election of directors; and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

     1.2 "Effective Date" means the date of execution of this Agreement.

     1.3 "FDA" means U.S. Food and Drug Administration.

     1.4 "Field" means the market for the Product comprised of urologists, oncologists and end users including group purchase and /or managed care organizations for the diagnosis and management of bladder cancer; provided, such end users have a relationship with urologists and oncologists with regard to purchase of the Product by such urologists and oncologists.

     1.5 "Product" means MATRITECH's non-instrumented, single test, qualitative NMP22 (R) test for bladder cancer known as BladderChek(TM) including any enhanced, improved or modified version of BladderChek. A unit of Product is one BladderChek test.

     1.6 "Technical Information" means all scientific and engineering data owned by MATRITECH or which MATRITECH has the right to use, patentable or otherwise, relating to the Product, including without limitation, technology licensed or sublicensed to MATRITECH; all inventions, cell sources, cultures, strains, organisms and parts thereof; antibodies, clones, plasmids, vectors, progeny, derivatives and parts thereof; formulae; classes, sources and clone numbers of antibodies; methods, procedures and processes; materials and reagents; components, equipment, equipment design, animal studies, clinical or other evaluations, analytical results, and quality control or other safety procedures in each case relating to the production, use or manufacture of the Product.

     1.7 "Term" shall have the meaning set forth in Section 8.1

     1.8 "Territory" means the United States of America, including the 50 states, Puerto Rico, U.S. Virgin Islands and Washington, D.C., but excluding all other territories and possessions.

     1.9 "CYTOGEN's Net Sales" shall mean amounts invoiced to customers of CYTOGEN excluding returns and product allowances, free samples, shipping, taxes, insurance and handling.

                            ARTICLE II - THE PRODUCT
                            ------------------------

     2.1 Commercialization. CYTOGEN shall exert commercially reasonable efforts, at its own expense, to:

     (a) market and promote the Product in the Territory (taken as a whole) on a diligent commercial basis after the Effective Date;

     (b) provide an adequate level of customer service including, without limitation, rendering prompt and willing service with respect to the Product and handling all customer inquiries with reasonable assistance of MATRITECH in a manner consistent with the prevailing practices in the industry;

     (c) obtain approvals from third-party payors for reimbursement, with the reasonable assistance of MATRITECH, for the use of the Product within the Field; and

     (d) allocate no less than [**]% of its sales force time which shall not be less than [**] FTEs (full time equivalent employees) , to the ongoing promotion and sales of the Product for the Term of this Agreement.

     2.2 Compliance with Laws. In performing this Agreement, each of the parties agree that it will comply in all material respects with applicable governmental laws, rules, regulations and policies and will hold the other party harmless and indemnify the other party from the failure to do so. Repeated non-compliance by a party or its employees or Affiliates with this Section 2.2 shall be deemed to constitute a material, irremediable breach of the terms of this Agreement, justifying immediate termination under Section 8.2(a)(iii) hereof.

     2.3 Clinical Marketing, Technical Services. MATRITECH shall provide assistance to CYTOGEN with clinical marketing of the Product during the Term of this Agreement, including, without limitation, those activities that define and support clinical usage. MATRITECH will provide reasonable technical support services , at its own expense, in furtherance of CYTOGEN's sales efforts at CYTOGEN'S request.

     2.4 Loss of Exclusivity. If CYTOGEN only purchases between [**]% and [**]% of the Minimum Purchase Commitment as specified in Section 4.2 of this Agreement in any given year, MATRITECH shall, as its sole and exclusive remedy, have the right to, in its sole discretion and upon written notice to CYTOGEN, renegotiate the terms of the Agreement with CYTOGEN; provided, both parties must agree to such renegotiated terms in writing or convert CYTOGEN's Marketing Rights (as defined below) to non-exclusive for the Product within the Field in the Territory. In the event MATRITECH converts CYTOGEN's Marketing Rights to non-exclusive for the Field, it must first offer Cytogen similar deal terms if it intends to offer said Marketing Rights to another person or entity. Failure by CYTOGEN to purchase at least [**]% of the Minimum Purchase Commitment of Product as specified in Section 4.2 of this Agreement in any given year shall result, after prior written notice to CYTOGEN and at MATRITECH's option as MATRITECH's sole and exclusive remedy, in a) the termination of the Agreement as provided in Section 8.2(b); provided, however, if MATRITECH terminates this Agreement under such circumstances, CYTOGEN's sole liability to MATRITECH is listed in Section 8.3 and 8.4 (with CYTOGEN having no liability for breach of CYTOGEN's Minimum Purchase Commitment under this Agreement), b) a loss of the exclusivity granted under this Agreement, or c) may attempt to negotiate new terms of the Agreement with CYTOGEN that may or may not include a loss of exclusivity. In the event of a loss of exclusivity under this section, CYTOGEN shall no longer have a Minimum Purchase Commitment for that year and for subsequent years, if any, as set forth in Section 4.2. If during the Term of this Agreement, CYTOGEN purchases in excess of [**]% of the Minimum Purchase Commitment, CYTOGEN shall be deemed in conformance with Section 4.2(a) and shall retain its exclusivity for such particular period.

     2.5 FDA Clearance. Subject to the terms and conditions contained in this Agreement, MATRITECH agrees to exert commercially reasonable efforts to seek, as soon as practicable, diagnosis clearance from the FDA for the Product in the Territory. Diagnosis clearance shall mean approval by the FDA to use the Product for the diagnosis of bladder cancer on patients other than those with reoccurring bladder cancer. MATRITECH shall promptly notify CYTOGEN in writing in the event MATRITECH does not obtain diagnosis clearance from the FDA.

             ARTICLE III - MARKETING FEE AND INITIAL PURCHASE ORDER
             ------------------------------------------------------

     3.1 Marketing Fees. In consideration of the grant of the Marketing Rights set forth in this Agreement, CYTOGEN shall pay to MATRITECH $150,000 as a marketing fee upon the Effective Date.

     3.2 Initial Purchase Order. CYTOGEN shall attach to this Agreement an irrevocable purchase order for [**]% of the Minimum Purchase Commitment for calendar years 2002 and 2003 (the "Initial Purchase Order"). The Initial
Purchase Order shall be for [**] units at $[**] per unit. MATRITECH shall deliver [**] units of the Initial Purchase Order on or before October 31, 2002 and the remainder by no later than December 31, 2002.

                         ARTICLE IV - MARKETING RIGHTS
                         -----------------------------

     4.1 Marketing Rights. CYTOGEN shall have the exclusive right to sell or otherwise distribute the Product in the Territory within the Field ("Marketing Rights"). CYTOGEN shall not sell or otherwise distribute the Product to any person or entity in the Territory if CYTOGEN has reason to believe that such person or entity intends to resell or redistribute the Product outside of the Territory or the Field. The rights granted herein shall not be construed to confer any license rights upon CYTOGEN, by implication, estoppel or otherwise, to use or practice any of MATRITECH's patents or other intellectual property or use any Technical Information. If and to the extent that CYTOGEN performs its rights and obligations under this Agreement, including, without limitation, its Marketing Rights, through an Affiliate, CYTOGEN shall cause such Affiliate to be bound in writing by all the terms and conditions of this Agreement. MATRITECH shall not sell or otherwise distribute the Product to any person or entity if MATRITECH has reason to believe that such person or entity intends to resell or redistribute the Product within the Field in the Territory. Subject to Section 8.4, MATRITECH and its licensee(s) reserve the right to market and sell other non-point of care formats of the NMP22 test within the Field in the Territory solely to professional laboratories, such as automated formats designed for such professional laboratories.

     4.2 Sales Price and Minimum Purchase Commitment.

     (a) CYTOGEN shall purchase from MATRITECH during each year of this Agreement the minimum number of units of the Product set forth under "Minimum Purchase Commitments" in the table below.

--------------------- ---------------------------
                           Minimum Purchase
                             Commitments
Calendar Year              (tests per year)
--------------------- ---------------------------
--------------------- ---------------------------
        2002
        2003                     [**]
--------------------- ---------------------------
--------------------- ---------------------------
        2004                     [**]
--------------------- ---------------------------
--------------------- ---------------------------
        2005                     [**]
--------------------- ---------------------------
--------------------- ---------------------------
        2006                     [**]
--------------------- ---------------------------
--------------------- ---------------------------
        2007                     [**]
--------------------- ---------------------------


     The foregoing Minimum Purchase Commitments will be renegotiated by CYTOGEN and MATRITECH if the FDA does not approve use of the Product for diagnosis by the end of the second calendar quarter of 2003 as follows: the Minimum Purchase Commitments will be adjusted downward to reflect any FDA delay in providing clearance for the use of the Product for diagnosis. If MATRITECH does not receive FDA approval for the use of the Product for diagnosis [**] the annual Minimum Purchase Commitment for the year in which approval is granted and for previous years shall be immediately reduced by [**]

     (b) The base price per unit of Product shall be fixed at $[**] per unit F.O.B. MATRITECH's place of manufacture or supply (the "Base Price"). Commencing in 2004 and continuing for the Term of the Agreement, the price per unit of Product will be the Base Price plus [**]% of CYTOGEN's Net Sales of the Product. CYTOGEN shall tender payment to MATRITECH of the [**]% payments of CYTOGEN's Net Sales on a quarterly basis no more than 30 days after the end of each calendar quarter. Commencing in 2004, and provided that the prior year's actual purchases by CYTOGEN exceed that year's Minimum Purchase Commitment, the price per unit of Product will be calculated as set forth in the table below:

-------------------------------  --------------------------------------------
Prior year's actual purchases
relative to that year's Minimum
Purchase Commitment                       Product price
-------------------------------  --------------------------------------------
-------------------------------  --------------------------------------------
>[**]% to [**]%                 [**]% off Base Price plus payment to
                                Matritech of [**]% of CYTOGEN's Net Sales
                                of the Product
------------------------------  --------------------------------------------
------------------------------  --------------------------------------------
>[**]% to [**]%                 [**]% off Base Price plus payment to
                                Matritech of [**]% of CYTOGEN's Net Sales
                                of the Product
------------------------------  --------------------------------------------
------------------------------  --------------------------------------------
>[**]%                          [**]% off Base Price plus payment to
                                Matritech of [**]% of CYTOGEN's Net Sales
                                of the Product
------------------------------  --------------------------------------------

     For example, if CYTOGEN purchases [**] units of Product in 2004, then the Base Price for 2005 shall be $[**] ([**]% discount off $[**]) plus [**]% of CYTOGEN's Net Sales.

     (c) After 2003, the Base Price may be renegotiated once per calendar year commencing in 2004, but only if the Council of Medical Services reimbursement to the end user changes more than [**]% (upward or downward) from the then current amount.

     4.3 Terms and Conditions. All orders of Product by CYTOGEN from MATRITECH during the term of this Agreement shall be subject to the terms and conditions of this Agreement and shall be subject to acceptance by MATRITECH, as set forth in Section 4.4 below, except with respect to orders to satisfy Minimum Purchase Commitments which MATRITECH shall be obligated to accept. Nothing contained in any purchase order or similar document submitted by CYTOGEN to MATRITECH shall in any way modify or add to the terms and conditions contained in this Agreement. Invoices are payable within [**] after the date of invoice.

     4.4 Order and Acceptance.

     (a) All orders for Product submitted by CYTOGEN shall be initiated by written orders sent to MATRITECH and requesting a delivery date during the term of this Agreement. Any order initially placed orally or by e-mail must be confirmed in writing.

     (b) To facilitate MATRITECH's production scheduling, CYTOGEN shall submit purchase orders to MATRITECH at least [**] days prior to the requested date of delivery. Except with respect to orders to fulfill the Minimum Purchase Commitment requirements set forth above, no order shall be binding upon MATRITECH until accepted by MATRITECH in writing, and MATRITECH shall have no liability to CYTOGEN with respect to purchase orders that are not accepted. MATRITECH reserves the right to allocate the supply of the Product pro rata, based approximately on the relative numbers of Product ordered, without incurring any liability to CYTOGEN for commissions, damages or otherwise. MATRITECH shall notify CYTOGEN of the acceptance or rejection of an order and of the assigned delivery date for accepted orders within fifteen (15) days of receipt of an order from CYTOGEN. No partial shipment of an order shall constitute the acceptance of the entire order, absent the written acceptance of such entire order. MATRITECH shall use its reasonable efforts to deliver the Product at the times specified either in its quotation or in its written acceptance of CYTOGEN's orders.

     4.5 Cancellation of Orders. If MATRITECH accepts any cancellation request made within ten (10) days of the scheduled ship date, CYTOGEN agrees to bear MATRITECH's restocking fee of up to [**] percent ([**]%) of the total order.

     4.6 F.O.B. Point, Title and Risk of Loss. All prices are F.O.B. either MATRITECH's distribution facility or place of manufacturing (the "F.O.B. Point"). Product shall be purchased at the F.O.B. Point. Title and risk of loss of such Product shall pass to CYTOGEN at said location. MATRITECH shall provide CYTOGEN with written invoices for all Product when shipped. The foregoing notwithstanding, however, CYTOGEN shall, as between itself and its customers, be acting as principal and not as an agent of MATRITECH.

     4.7 Returns. CYTOGEN shall have no right of return for Product purchased hereunder. If, however, any Product fails to perform in accordance with the labeling provided by MATRITECH as documented by MATRITECH's examination of the Product pursuant to its formal complaint handling procedure which has been established in accordance with standard industry practices, CYTOGEN may return such defective Product but in no case later than one-hundred eighty (180) days from the original ship date from MATRITECH to CYTOGEN. MATRITECH shall keep CYTOGEN appraised of its examination of the Product pursuant to its formal complaint handling procedures and shall provide CYTOGEN with its finding and shall provide the basis of its determination in the event that MATRITECH finds that the Product is not defective. CYTOGEN shall have the opportunity to raise reasonable objections to the methods used during and shall have an opportunity to verify MATRITECH's findings for a period five (5) business days after MATRITECH's determination, which MATRITECH shall in good faith consider when determining if an alternate outcome is warranted.

     4.8 Payment. MATRITECH shall provide CYTOGEN with an invoice for each shipment of Product. Invoices shall be issued and dated on or after the date of shipment of each order. Under no circumstances will an invoice be issued for Product that has not been shipped. Invoices shall be paid within [**] days after the date of invoice.

     4.9 Taxes. CYTOGEN's payments for the Product hereunder are payable in full to MATRITECH without deduction for taxes (including any withholding tax) or duties. In addition to such amounts, CYTOGEN shall pay sums equal to taxes (including, without limitation, sales, withholding, value-added and similar taxes) based on an end-user's use or possession of the Product under or in accordance with the provisions of this Agreement, but exclusive of United States federal, state, and local taxes based on MATRITECH's net income.

     4.10 Dollars. All amounts due MATRITECH hereunder shall be calculated and paid in U.S. dollars.

     4.11 Shipping. All Product delivered pursuant to the terms of this Agreement shall be suitably packed for shipment in MATRITECH's standard shipping cartons, marked for shipment to CYTOGEN's address set forth above, and delivered to CYTOGEN or its carrier agent at the F.O.B. Point. If CYTOGEN does not specify a carrier, MATRITECH shall select the carrier. All freight, insurance, and other shipping expenses shall be paid by CYTOGEN. CYTOGEN shall also bear all applicable taxes, duties and similar charges that may be assessed against the Product after delivery to the carrier at the F.O.B. Point.

     4.12 Late Payment. Any amount not paid within the [**] days after the date of an invoice, except for those amounts that both parties agree are in dispute, shall bear interest at the rate of 1.5% per month until paid in full.

     4.13 Records. To the extent available to it, each party shall maintain quantity, lot numbers, customer names and addresses, and incident reports for at least two years beyond expiration date of the Product. Each party shall keep, and shall require all its Affiliates to keep, full, true and accurate books of accounts and other records that it generates or obtains containing all information and data which may be necessary to ascertain and verify the amounts payable hereunder and to satisfy FDA requirements including recall and to retain such records for at least five (5) years. During the Term of this Agreement and for a period of five (5) years following its termination, each party shall have the right from time to time (but no more than once per calendar year) and upon ten (10) days prior written notice, to inspect, or have an agent, accountant or other representative inspect, such books, records and supporting data solely to verify compliance with the first sentence of this Section 4.14 during normal business hours. The party being audited may require any of the auditing party's personnel to execute a confidentiality agreement prior to giving such personnel access to any materials.

     4.14 Marketing Efforts. CYTOGEN shall be responsible for all marketing, promotion and distribution of Product within the Territory. In support of this effort, CYTOGEN and MATRITECH shall develop and CYTOGEN shall implement annual sales and marketing plans to support and effectively promote the Product. The marketing plan shall include the commitments outlined on Attachment A to this Agreement. CYTOGEN shall provide customer and technical services in support of the Product during the Term of this Agreement. During the Term of this Agreement, MATRITECH will conduct Product specific marketing campaigns at its own expense and at such times as it shall reasonably determine.

     4.15 Samples. "Samples" are defined as units of the Product that cannot be and are not sold to end-users and must be distributed within [**] months of receipt by CYTOGEN. CYTOGEN shall receive [**] free Samples to be delivered simultaneously with the Initial Purchase Order of the Product.

     4.16 [**] Forecasts and Sales and Marketing Reports. To facilitate MATRITECH'S production scheduling, within [**] days after delivery of the Initial Purchase Order, and [**] days prior to the beginning of each calendar [**], CYTOGEN shall furnish MATRITECH with a forecast of its Product purchases, together with requested delivery dates, for the subsequent [**] month period. Such forecasts by CYTOGEN are estimates and shall not represent purchase commitments. Together with these [**] forecasts, CYTOGEN shall provide MATRITECH with a monthly sales and marketing report that includes, but is not limited to, unit sales, average selling price per unit of Product, dollar sales for the entire Territory categorized by either state of zip code and the number of man-years spent by the sales force.

     4.17 Product Inventory. Subject to MATRITECH's fulfillment of its supply obligations, CYTOGEN shall be responsible for maintaining adequate inventory of Product to meet consumer demand.

                    ARTICLE V - INTELLECTUAL PROPERTY RIGHTS
                    ----------------------------------------

     5.1 Patent Rights. MATRITECH owns and possesses or will own and possess all right, title and interest, or holds a valid license, in and to the Product and all associated Trademarks (as defined below), and has taken all necessary action to protect these rights with respect to the U.S. patent rights in the Product. MATRITECH has not received any notice of any infringement or misappropriation by, or conflict with the intellectual property rights of, any third party which would prevent CYTOGEN from using or selling the Product in the Territory.

     5.2 Infringement Claims. MATRITECH agrees to indemnify and hold CYTOGEN harmless against any cost, loss, liability, or expense (including attorneys' fees) arising out of, resulting from or relating to any claim, suit or proceeding brought against CYTOGEN or MATRITECH based on a claim that the Product infringes upon any third party intellectual property right (hereinafter "Infringement Claims"). CYTOGEN agrees that MATRITECH has the right to defend, or at its option to settle, and MATRITECH agrees, at its own expense to defend or at its option to settle any Infringement Claims so long as any such settlement does not adversely affect CYTOGEN's rights under this Agreement or requires CYTOGEN to perform any actions; provided that MATRITECH is notified promptly in writing of an Infringement Claim and has sole control over its defense or settlement, and CYTOGEN provides reasonable assistance in the defense of the same.

     5.3 Infringement Cures. Following notice of an Infringement Claim, or if MATRITECH believes such a claim is likely, MATRITECH may at its sole expense and option: (a) [**]or (b) [**]or (c) [**]

     5.4 Limitation. Notwithstanding any other provision of this Agreement, MATRITECH assumes no liability for any Infringement Claims with respect to any product in or with which the Product may be used in combination, but not covering the Product standing alone, and MATRITECH shall have no liability for any Infringement Claim based on CYTOGEN's: (a) use or distribution of any Product after MATRITECH's written notice that CYTOGEN should cease use or distribution of such Product due to an infringement claim; or (b) modification of the Product, or any part thereof, at the request of CYTOGEN or to meet any specifications provided by CYTOGEN; (c) combination by CYTOGEN of a Product with another product, if such infringement claim would have been avoided by the exclusive use of the Product alone; or (d) any trademark infringements involving any marking or branding not applied by MATRITECH or involving any marking or branding applied at the request of CYTOGEN. For all infringement claims to which this Section 5.4 is applicable, CYTOGEN agrees to indemnify and defend

MATRITECH, provided that CYTOGEN is notified promptly in writing of an infringement claim and has sole control over its defense or settlement, and MATRITECH provides reasonable assistance in the defense of the same.

     5.5 Entire liability. THE FOREGOING PROVISIONS OF THIS SECTION 5 STATE THE ENTIRE LIABILITY AND OBLIGATIONS OF MATRITECH, AND THE EXCLUSIVE REMEDY OF CYTOGEN, WITH RESPECT TO ANY ALLEGED INTELLECTUAL PROPERTY INFRINGEMENT BY THE PRODUCT, OR ANY PART THEREOF.

     5.6 Unauthorized Use. During the Term of this Agreement, either party shall promptly notify the other party in writing upon discovery of any unauthorized use or infringement of the Product or any MATRITECH patent, copyright, trademark or other intellectual property rights with respect thereto. MATRITECH shall have the sole and exclusive right to bring an infringement action or proceeding against a third party, and, in the event that MATRITECH brings such an action or proceeding, CYTOGEN shall cooperate and provide full information and assistance to MATRITECH and its counsel in connection with any such action or proceeding. MATRITECH may, at its option settle any such action or proceeding so long as any such settlement does not adversely affect CYTOGEN's rights under this Agreement or requires CYTOGEN to perform any actions. During the period of any material unauthorized use or infringement of the Product or any MATRITECH patent, copyright, trademark or other intellectual property rights with respect thereto [**]

     5.7 Other Third-Party Claims. Except for Infringement Claims which MATRITECH is obliged to settle or defend under this Section 5, in addition to the claims for which CYTOGEN will indemnify MATRITECH pursuant to Section 5.4 above, each of the parties agree to indemnify, defend and hold the other party harmless against any cost, loss, liability, or expense (including attorneys' fees) arising out of any third party claim, resulting from or relating to any
(i) breach of this Agreement (including, without limitation, a breach by MATRITECH of its limited warranty set forth in Section 7.1), (ii) each party's negligent acts or willful misconduct; and (iii) in MATRITECH's case for any claims arising out of the use of the Product; provided that the indemnifying party is notified promptly in writing of the claim, has sole control over its defense or settlement, and the party seeking indemnification provides reasonable assistance in the defense of the same. Each party agrees, that it will not settle any such claims, unless such settlement does not adversely affect the other party's rights under this Agreement or requires the indemnified party to perform any actions.

     5.8 Insurance. Each of the parties have and shall maintain at least $2 million of insurance with a financially sound carrier subject to availability on commercially reasonable terms, against any and all losses, claims, damages and costs which may arise under this Agreement.

     5.9 Identification of Proprietary. All packaging and documentation for the Product shall include a notation acknowledging MATRITECH's patent rights in the Product.

     5.10 Trademarks and Trade Names.

     (a) The Product shall be sold in the Territory only under the trademarks, marks and trade names that MATRITECH may adopt from time to time ("Trademarks"). During the term of this Agreement, CYTOGEN shall have the right to advertise the Product under the Trademarks. CYTOGEN shall not alter or remove any Trademarks applied at the factory to the Product, packages, labeling or other materials contained therein. Nothing herein shall grant to CYTOGEN any right, title or interest in the Trademarks. If during the terms of this Agreement CYTOGEN challenges (or assists others to challenge) the validity or ownership of any Trademarks owned by MATRITECH as of the date of this Agreement, then MATRITECH may by immediate notice to CYTOGEN terminate this Agreement.

     (b) All representations of the Trademarks that CYTOGEN intends to use shall first be submitted to MATRITECH for approval, which approval shall not be unreasonably withheld. CYTOGEN shall promptly provide to MATRITECH for its review and approval a sample copy of all advertising and promotional materials prepared by CYTOGEN in connection with the sale of the Product. CYTOGEN shall develop standard marketing materials including descriptions of the use of the Product for approval by MATRITECH.

     (c) Upon termination of this Agreement for any reason, CYTOGEN shall discontinue the use of MATRITECH's Trademarks.

                      ARTICLE VI - CONFIDENTIAL INFORMATION
                      -------------------------------------
     6.1 Treatment of Confidential Information. Each party hereto shall maintain all confidential or proprietary information of the other party including, without limitation, all confidential or proprietary Technical Information, customer lists, pricing, payment amounts, marketing and business plans and marketing and business strategies ("Confidential Information") in confidence, and shall not disclose, divulge or otherwise communicate such Confidential Information to others, or use it for any purpose, except pursuant to, and in order to carry out, the terms and objectives of this Agreement, and hereby agrees to exercise every reasonable precaution to prevent and restrain the unauthorized disclosure of such Confidential Information by any of its directors, officers, employees, consultants, subcontractors, sublicensees, agents, or Affiliates. The Confidential Information of each party includes information about third parties disclosed by one party to this Agreement to the other party to this Agreement.

     6.2 Release from Restrictions. The provisions of Section 6.1 shall not apply to any Confidential Information disclosed hereunder which:

     (a) was known or used by the receiving party prior to its date of disclosure to the receiving party, as evidenced by the prior written records of the receiving party; or

     (b) either before or after the date of disclosure to the receiving party is lawfully disclosed to the receiving party by an independent, unaffiliated third party rightfully in possession of the Confidential Information; or

     (c) either before or after the date of the disclosure to the receiving party becomes published or generally known to the public through no fault or omission on the part of the receiving party or its Affiliates and under no obligation of confidentiality; or

     (d) is required to be disclosed by the receiving party to comply with applicable laws, to defend or prosecute litigation or, as provided herein, to comply with governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the other party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.


                            ARTICLE VII - WARRANTIES
                            ------------------------

     7.1 Warranty to End-Users. MATRITECH gives a limited warranty to CYTOGEN and to the end-users of the Product that the Product conforms to the labeling supplied by MATRITECH until the date of expiration of the Product. MATRITECH specifically disclaims (on the part of MATRITECH and its suppliers) all other conditions, warranties and other terms relating to the Product. CYTOGEN shall not give (or purport to give) or enter into (or purport to enter into) on behalf of MATRITECH any representation, condition, warranty or other term in relation to the Product. CYTOGEN will indemnify MATRITECH against all liabilities relating to the Product and against all costs and expenses associated with claims in respect of such liabilities to the extent that the liabilities result from a breach by CYTOGEN of the terms of the preceding sentence of this Section 7.1.

     7.2 Disclaimer of Warranty. EXCEPT FOR THE WARRANTY PROVIDED FOR IN SECTIONS 5.1 AND 7.1 ABOVE, MATRITECH DISCLAIMS ANY AND ALL WARRANTIES OR CONDITIONS OF ANY KIND WHATSOEVER, EXPRESS, IMPLIED, STATUTORY, OR OTHERWISE, INCLUDING THOSE FOR MERCHANTABILITY, SATISFACTORY QUALITY, FITNESS FOR A PARTICULAR PURPOSE AND/OR AGAINST INFRINGEMENT, WHICH ARE EXPRESSLY EXCLUDED.

                           ARTICLE VIII - TERMINATION
                           --------------------------

     8.1 Term. This Agreement shall remain in effect until December 15, 2007, unless earlier terminated in accordance with the provisions of this Article VIII or pursuant to Section 2.4. The term of this Agreement shall be renewed for one
(1)-year terms upon mutual written consent provided at least ninety (90) days prior to the end of the term (including any renewal thereof) of this Agreement.

     8.2  Termination  for Breach,  etc.

     (a) Any party not then in default under this Agreement shall be entitled to terminate this Agreement by written notice to the other party in the event that the other party shall be in default of any money payment or other material obligations hereunder, (i) thirty (30) days after notice of any money payment default if the defaulting party shall have failed to remedy such default within such 30-day period, (ii) sixty (60) days after notice of any other default capable of cure, if the defaulting party shall have failed to remedy such default within such 60-day period, and (iii) immediately upon any breach that is incapable of cure.

     (b) In addition, this Agreement may be terminated immediately upon written notice (i) as provided in Sections 2.2, 2.4 and 8.2(a)(iii) hereof, or (ii) in case of either party's insolvency, dissolution, termination of existence or the appointment of a custodian or receiver for such party if such appointment is not dismissed within thirty (30) days or the institution by such party of a proceeding in bankruptcy, reorganization, receivership, insolvency or other similar law affecting the right of creditors proceeding in bankruptcy, reorganization, receivership, insolvency or other similar law, and if such proceeding is not dismissed within thirty (30) days of filing.

     8.3  Duties  Upon  Termination.

     (a) In the event of the expiration or termination of this Agreement pursuant to this Article VIII for any reason whatsoever:

          (i) CYTOGEN shall cease, as soon as is practicable from acting as distributor of the Product and abstain from making further sales of the Product;

          (ii) Both parties shall cooperate with each other in completing all outstanding obligations to the other, including the fulfillment of each warranty term and condition under this Agreement; and

          (iii) Upon expiration of the three (3) month period after termination of this Agreement, CYTOGEN shall not dispose of any Product purchased from MATRITECH except to MATRITECH or to a company appointed by MATRITECH.

     (b) No termination or expiration of this Agreement shall relieve either party of any then-accrued payment, offset or obligation. Any and all such payments, offsets or other obligations accrued hereunder as of the date of termination or expiration shall remain due and payable in accordance with the terms hereof.

     (c) Notwithstanding any termination or expiration of this Agreement, the obligations of the parties contained in Articles V, VI, VII, IX and X and in Sections 3.1, 4.13, and 8.4, and this Section 8.3 with respect to events occurring prior to the effective date of such termination or expiration, shall survive and continue to be enforceable.

     (d) Upon any termination of this Agreement each party shall promptly return to the other party all written Confidential Information, and all copies thereof, of the other party or at the discretion of the requested party, certify that all such Confidential Information has been destroyed. In addition, if MATRITECH terminates this Agreement due to a material breach by CYTOGEN, pursuant to the terms in Section 8.2(b), or in the event of termination due to failure by the parties to consent pursuant to Section 10.2, CYTOGEN shall deliver to MATRITECH a list of its customers complete with full addresses and contact information who have purchased the Product within the preceding 24 months and the quantities purchased by them by no later than ten (10) working days from the date of notice of such termination.

     8.4 Non-Competition. CYTOGEN will be precluded from, directly or indirectly, selling or marketing a device or product that is competitive with the Product during the Term of this Agreement and for a period of [**] years following termination of the Agreement. During the Term of this Agreement, MATRITECH shall not, directly or indirectly, sell or market a non-instrumented single test device or product that is competitive with the Product in the Field.

                      ARTICLE IX - LIMITATION OF LIABILITY
                      ------------------------------------

     9.1 Liability Upon Termination. Except as otherwise expressly provided in this Agreement, in the event of (a) the expiration of this Agreement in accordance with its terms or (b) the termination by either party in accordance with any of the provisions of this Agreement, neither party shall be liable to the other, because of such expiration or termination, for compensation, reimbursement or damages on account of the loss of prospective profits or anticipated sales or on account of expenditures, inventory, investments, leases or commitments in connection with the business or goodwill of MATRITECH or CYTOGEN. Expiration or termination shall not, however, relieve either party of obligations incurred prior to the expiration or termination.

     9.2 Liability for Breach. Except as provided in Article V or Section 6.1, in the event of any breach by MATRITECH of any of its obligations hereunder, CYTOGEN's sole and exclusive remedy shall be (i) an equitable adjustment in price of Product subsequently purchased by CYTOGEN, as may be agreed to by the parties, or (ii) failing any agreement, return to Matritech, at MATRITECH's expense, of all or any portion of the Product remaining in CYTOGEN's possession for a refund of the purchase price paid by CYTOGEN, plus all applicable shipping expenses.

     9.3 Liability for Other Damages. MATRITECH'S TOTAL LIABILITY ARISING OUT OF THIS AGREEMENT, THE TERMINATION THEREOF, AND/OR SALE OF THE PRODUCT HEREUNDER, SHALL BE LIMITED TO THE AMOUNT HAVING THEN ACTUALLY BEEN PAID BY CYTOGEN TO MATRITECH FOR THE PURCHASE OF PRODUCT UNDER THIS AGREEMENT. EXCEPT FOR PRODUCT SUPPLIED TO CYTOGEN TO REPLACE PRODUCT THAT DOES NOT CONFORM TO MATRITECH'S LIMITED WARRANTY UNDER SECTION 7.1, IN NO EVENT SHALL MATRITECH BE LIABLE FOR COSTS OF SUBSTITUTE PRODUCTS. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE

OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, MULTIPLE OR PUNITIVE DAMAGES, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, AND WHETHER OR NOT FOR BREACH OF CONTRACT, NEGLIGENCE OR OTHERWISE, AND WHETHER OR NOT SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THESE LIMITATIONS WILL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. MATRITECH'S LIMITATION OF LIABILITY IS CUMULATIVE, WITH ALL MATRITECH'S EXPENDITURES BEING AGGREGATED TO DETERMINE SATISFACTION OF THE LIMIT. IN NO EVENT SHALL ANY SUPPLIERS OF MATRITECH BE LIABLE TO CYTOGEN FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL OR OTHER DAMAGES ARISING OUT OF THIS AGREEMENT, AND CYTOGEN AGREES TO PURSUE ANY CLAIMS THAT IT MAY HAVE SOLELY AGAINST MATRITECH.


                           ARTICLE X - MISCELLANEOUS
                           -------------------------

     10.1 Publicity. Either party may publicize or announce this Agreement and the existence of an arrangement between the parties, provided that such party shall provide the other party with a copy of any written materials to be used therefor sufficiently prior to publication for the other party to comment on and make reasonable changes thereto. Except as permitted under Section 5.10 hereof, neither party shall use the other party's name, trademarks or service marks without the other party's prior written consent.

     10.2 Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party; provided however, such restriction shall not apply in event of a merger, acquisition or sale of substantially all the assets of the party that are required to perform such party's obligations under this Agreement.

     10.3 Governing Law and Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the Commonwealth of Massachusetts without regard to its conflict of law principles. Any lawsuit shall be brought in the federal district court in Boston, Massachusetts and MATRITECH and CYTOGEN consent to personal jurisdiction and venue in such courts. Process may be served on either party by using the notice provisions of Section 10.6 below. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, in addition to any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorneys' fees.

     10.4 Force Majeure. In the event that either party is prevented from performing or is unable to perform any of its obligations under this Agreement due to any act of God; fire; casualty; flood; war; strike; lockout; failure of public utilities; injunction or any act, exercise, assertion or requirement of governmental authority, including any governmental law, order or regulation permanently or temporarily prohibiting or reducing the manufacture, use or sale of Product; epidemic; destruction of production facilities; riots; insurrection; inability to procure or use materials, labor, equipment, transportation or energy sufficient to meet manufacturing needs; or any other cause beyond the reasonable control of the party invoking this Section 10.4 if such party shall have used its reasonable best efforts to avoid such occurrence, such party shall give notice to the other party in writing promptly, and thereupon the affected party's performance shall be excused and the time for performance shall be extended for the period of delay or inability to perform due to such occurrence not to exceed a period of sixty (60) days.

     10.5 Waiver. The waiver by either party of a breach or a default of any provision of this Agreement by the other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of either party to exercise or avail itself of any right, power or privilege that it has or may have hereunder operate as a waiver of any right, power or privilege by such party.

     10.6 Notices. Any notice or other communication in connection with this Agreement must be in writing by mail, certified, return receipt requested, by electronic facsimile transmission or by courier service and shall be effective when delivered to the addressee at the address listed below or such other address as the addressee shall have specified in a notice actually received by the addressor.

              If to MATRITECH:
                       330 Nevada Street
                       Newton,  MA 02460
                       Attention: David L. Corbet, President & COO

              If to CYTOGEN:
                       650 College Road East
                       Princeton, New Jersey 08540
                       Attention:  H. Joseph Reiser, CEO


                       With a copy to:

                       Hale and Dorr, LLP
                       650 College Road, East
                       Princeton, New Jersey 08540

                       Attention:  David J. Sorin, Esq.

     10.7 Independent Contractors. The relationship of MATRITECH and CYTOGEN established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to (a) give either party the power to direct and control the day-to-day activities of the other, (b) constitute the parties as partners, joint venturers, co-owners or otherwise as participants in a joint or common undertaking, or (c) allow the parties to create or assume any obligation on behalf of the other party for any purpose whatsoever. All financial obligations associated with either party's business are the sole responsibility of that party. Each party shall be solely responsible for, and shall indemnify and hold the other party free and harmless from, any and all claims, damages or lawsuits (including the other party's reasonable attorneys' fees) arising out of the first party's negligent acts and the negligent acts of its employees or agents.

     10.8 Entire Agreement. This Agreement contains the full understanding of the parties with respect to the subject matter hereof and supersedes all prior understandings and writings relating thereto. In the event of a conflict between the terms of this Agreement and any attachment, the terms of this Agreement shall govern. No waiver, alteration or modification of any of the provisions hereof shall be binding unless made in writing and signed by the parties by their respective officers thereunto duly authorized. The terms and conditions on any CYTOGEN purchase orders shall not apply. Any restrictive endorsement on any check or any instrument of payment to MATRITECH which purports to alter this

Agreement or any of the parties' rights shall be of no force and effect, and the payee party shall be free to negotiate such checks notwithstanding such void endorsement.

     10.9 Headings. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

     10.10 Severability. In the event that any provision of this Agreement is held by a court of competent jurisdiction to be unenforceable because it is invalid or in conflict with any law of any relevant jurisdiction, the validity of the remaining provisions shall not be affected. MATRITECH and CYTOGEN agree to replace any invalid provision with a valid provision which most closely approximates the intent and economic effect of the invalid provision.

     10.11 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns.

     10.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     10.13 Recalls. MATRITECH will be party to effect a recall if ordered to by the government.


     IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be executed as a sealed instrument in their names by their properly and duly authorized officers or representatives as of the date first above written.

                                 MATRITECH, INC.


                                 By: /s/ David L. Corbet
                                     -------------------

                                 Title: President
                                        ----------------



                                 CYTOGEN CORPORATION


                                 By: H. Joseph Reiser
                                     -------------------

                                 Title: President and Chief Executive Officer
                                        -------------------------------------

                                  ATTACHMENT A
                                 MARKETING PLAN

         CYTOGEN & MATRITECH RESPONSIBILITIES
         ------------------------------------

Responsibilities of CYTOGEN:
- All marketing, promotion and distribution of Products within the Territory
- Sampling
- Maintaining adequate Products inventories
- Customer and technical service

Responsibilities of MATRITECH:
- Assure  Products  comply  with all  claims in its  labeling
- Assistance  in technical  service,  clinical  marketing  and  registration
- Securing both a monitoring and diagnoses regulatory approval in the United States
- Assistance with securing  necessary  reimbursement for the Products
- [**]
- Assist in the performance of an outcome study for the Products.